Exhibit 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO

Network-1 Technologies, Inc.

(203) 920-1055

(917) 692-0000

NETWORK-1 REPORTS THIRD QUARTER 2025 RESULTS

NEW CANAAN, CT - November 6, 2025 - Network-1 Technologies, Inc. (NYSE American: NTIP), a company specializing in the acquisition, development, licensing, and monetization of its intellectual property assets, today announced financial results for the quarter ended September 30, 2025.

Network-1 reported no revenue for the three month periods ended September 30, 2025 and 2024. For the nine month periods ended September 30, 2025 and 2024, Network-1 reported revenue of $150,000 and $100,000, respectively. The revenue for the nine months ended September 30, 2025 and 2024 was from settlements of litigation relating to Network-1's Remote Power Patent.

Network-1 reported a net loss of $560,000 or $0.02 per share basic and diluted for the three months ended September 30, 2025 compared with a net loss of $316,000 or $0.01 per share basic and diluted for the three months ended September 30, 2024. Included in the net loss is Network-1's share of the net loss of its equity method investee of $354,000 and $308,000 for the three months ended September 30, 2025 and 2024, respectively

Network-1 realized a net loss of $1,386,000 or $0.06 per share basic and diluted for the nine months ended September 30, 2025 compared with a net loss of $1,894,000 or $0.08 per share basic and diluted for the nine months ended September 30, 2024. Included in the net loss is Network-1's share of the net loss of its equity method investee of $1,095,000 and $1,613,000, respectively, during the nine months ended September 30, 2025 and 2024.

On September 8, 2025, Network-1’s wholly owned subsidiary, HFT Solutions, LLC, commenced patent litigation against Optiver US LLC and Optiver Trading US LLC in the United States District Court for the Western District of Texas for infringement of certain patents within the HFT Patent Portfolio. The HFT Patent Portfolio relates to, among other things, technologies used by firms engaged in high frequency trading activities that utilize field-programmable gate array (FPGA) hardware, including clock domain management technology that provides critical transaction latency gains in trading systems where the difference between success and failure may be measured in nanoseconds.

 At September 30, 2025, Network-1 had cash and cash equivalents and marketable securities of $37,097,000 and working capital of $36,856,000. Network-1 believes based on its current cash position it will have sufficient cash to fund its operations for the next twelve months and the foreseeable future.

During the three months ended September 30, 2025, Network-1 repurchased an aggregate of 56,705 shares of its common stock at an aggregate cost of $78,428 (exclusive of commissions and excise taxes) or an average per share price of $1.38. During the nine months ended September 30, 2025, Network-1 repurchased an aggregate of 208,178 shares of its common stock at an aggregate cost of $280,623 (exclusive of commissions and excise taxes) or an average per share price of $1.35. At September 30, 2025, the remaining dollar value of shares that may be repurchased under the Share Repurchase Program was $4,916,425. Since the inception of the Share Repurchase Program through September 30, 2025, Network-1 has repurchased an aggregate of 10,582,410 shares of its common stock at an aggregate cost of $20,263,978 (exclusive of commissions and excise taxes) or an average per share price of $1.91.

Network-1 continues to pay dividends consistent with its dividend policy, which consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually) which are anticipated to be paid in March and September of each year. On September 5, 2025, the Board of Directors of Network-1 declared a semi-annual cash dividend of $0.05 per common share which was paid on September 29, 2025 to all common stockholders of record as of September 19, 2025. Network-1's dividend policy undergoes a periodic review by the Board of Directors and is subject to change at any time depending upon Network-1's earnings, financial requirements and other factors existing at the time.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the acquisition, development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns one-hundred fifteen (115) U.S. patents and seventeen (17) international patents covering various technologies, including enabling technology for authenticating and using eSIM technology in Internet of Things (“IoT”) Machine-to-Machine and other mobile devices, certain advanced technologies related to high frequency trading, technologies relating to document stream operating systems and the identification of media content and enabling technology to support, among other things, the interoperability of smart home IoT devices. Network-1's current strategy includes efforts to monetize four patent portfolios (the M2M/IoT, HFT, Cox and Smart Home portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $188,000,000 from May 2007 through September 30, 2025. Network-1 has achieved licensing and other revenue of $47,150,000 through September 30, 2025 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on February 28, 2025 and its Quarterly Report on Form 10-Q for the three months ended September 30, 2025 filed with the SEC on November 6, 2025 including, among others, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s HFT Patent Portfolio and its M2M/IoT Patent Portfolio, whether Network-1 will be successful in its appeal to the Federal Circuit of the District Court judgment of non-infringement dismissing Network-1’s litigation against Google and YouTube involving certain patents within its Cox Patent Portfolio, the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, M2M/IoT Patent Portfolio, HFT Patent Portfolio and Smart Home Portfolio, as well as a successful outcome on its investment in ILiAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue to be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

Network-1’s unaudited condensed consolidated statements of operations and condensed consolidated balance sheet are attached.

For additional details regarding the above referenced highlights, please see Network-1’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 6, 2025.

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

REVENUE	$—	$—	$150,000	$100,000

OPERATING EXPENSES:
Costs of revenue	—	—	42,000	28,000
Professional fees and related costs	226,000	290,000	511,000	656,000
General and administrative	537,000	576,000	1,658,000	1,764,000
Amortization of patents	37,000	30,000	104,000	90,000

TOTAL OPERATING EXPENSES	800,000	896,000	2,315,000	2,538,000

OPERATING LOSS	(800,000)	(896,000)	(2,165,000)	(2,438,000)
OTHER INCOME:
Interest and dividend income, net	467,000	524,000	1,396,000	1,407,000
Net realized and unrealized gain on marketable securities	44,000	293,000	215,000	395,000
Total other income, net	511,000	817,000	1,611,000	1,802,000
LOSS BEFORE INCOME TAXES AND SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(289,000)	(79,000)	(554,000)	(636,000)

INCOME TAXES PROVISION:
Current	—	—	(31,000)	—
Deferred taxes, net	(83,000)	(71,000)	(232,000)	(355,000)
Total income tax benefit	(83,000)	(71,000)	(263,000)	(355,000)

LOSS BEFORE SHARE OF NET LOSS OF EQUITY METHOD INVESTEE:	(206,000)	(8,000)	(291,000)	(281,000)

SHARE OF NET LOSS OF EQUITY METHOD INVESTEE	(354,000)	(308,000)	(1,095,000)	(1,613,000)
NET LOSS	$(560,000)	$(316,000)	$(1,386,000)	$(1,894,000)

Net loss per share
Basic	$(0.02)	$(0.01)	$(0.06)	$(0.08)
Diluted	$(0.02)	$(0.01)	$(0.06)	$(0.08)

Weighted average common shares outstanding:
Basic	22,807,916	23,126,480	22,858,180	23,337,716
Diluted	22,807,916	23,126,480	22,858,180	23,337,716

Cash dividends declared per share	$0.05	$0.05	$0.10	$0.10

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2025	December 31, 2024
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$7,708,000	$13,145,000
Marketable securities, at fair value	29,389,000	27,455,000
Other current assets	166,000	232,000
TOTAL CURRENT ASSETS	37,263,000	40,832,000
OTHER ASSETS:
Patents, net of accumulated amortization	1,516,000	1,205,000
Equity investment	2,242,000	3,337,000
Operating leases right-of-use asset	—	27,000
Security deposit	13,000	13,000
Total Other Assets	3,771,000	4,582,000
TOTAL ASSETS	$41,034,000	$45,414,000
LIABILITIES AND STOCKHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Accounts payable	$220,000	$203,000
Accrued payroll	—	292,000
Other accrued expenses	187,000	247,000
Operating lease obligations	—	24,000
Total Current Liabilities	407,000	766,000
LONG TERM LIABILITIES:
Deferred tax liability	105,000	337,000
TOTAL LIABILITIES	512,000	1,103,000
COMMITMENTS AND CONTINGENCIES (Note G)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, authorized 10,000,000 shares; none issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 22,820,593 and 22,961,619 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	228,000	229,000
Additional paid-in capital	63,346,000	65,455,000
Accumulated deficit	(23,052,000)	(21,373,000)

TOTAL STOCKHOLDERS’ EQUITY	40,522,000	44,311,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,034,000	$45,414,000